Exhibit 10.2

LodgeNet Interactive Corporation

2012 CEO Equity Incentive Plan

1.                                      Purpose

LodgeNet Interactive Corporation, a Delaware corporation (the “Corporation”), has adopted the LodgeNet Interactive Corporation CEO Equity Incentive Plan, effective as of September 11, 2012.

The purpose of the LodgeNet Interactive Corporation 2012 CEO Equity Incentive Plan (the “Plan”) is to enable the Corporation to attract, retain, and reward Richard L. Battista as the Chief Executive Officer (the “CEO”) of the Corporation by offering him an opportunity to have a greater proprietary interest in and closer identity with the Corporation and with its financial success. An option granted under the Plan to the CEO to purchase shares of the Corporation’s common stock, $.01 par value (“Common Stock”), may be an incentive stock option (“ISO”) as defined in Section 422 of the Internal Revenue Code of 1986 as heretofore or hereafter amended (“Code”), or a nonqualified stock option (“NSO”) (collectively referred to as “Options”). Restricted Stock Units (“RSUs”) or shares of Restricted Stock may also be granted. An Option that is not an ISO shall be an NSO. Grants of Options, RSUs, and grants and sales of Restricted Stock, shall be collectively referred to as “Awards.” Proceeds received by the Corporation from the sale of Restricted Stock, or shares of Common Stock pursuant to Options granted under the Plan, shall be used for general corporate purposes.

2.                                      Administration

The Plan shall be administered by the Compensation Committee (the “Committee”) of the Corporation’s Board of Directors (the “Board).  If no Committee is appointed, the Board shall be the Committee.

However, at any time that the Corporation has a class of securities registered under Section 12 of the Securities Exchange Act, the Board shall appoint a Committee which shall be composed of not fewer than two “nonemployee directors” within the meaning of Rule 16b-3 of the Securities Exchange Act of 1934, as amended, all of whom are “outside directors” within the meaning of Section 162(m) and the Regulations thereunder. Subject to the express provisions of the Plan, the Committee may interpret the Plan, prescribe, amend and rescind rules and regulations relating to it, determine the terms and provisions of Awards under the Plan (which need not be identical), and make such other determinations as it deems necessary and advisable for the administration of the Plan. The decisions of the Committee under the Plan shall be conclusive and binding. No member of the Board or the Committee shall be liable for any action taken or determination made hereunder in good faith. Service on the Committee shall constitute service as a director of the Corporation so that the members of the Committee shall be entitled to indemnification and reimbursement as directors of the Corporation pursuant to its by-laws.

3.                                      Eligibility

Awards shall be granted as the execution date (“Execution Date”) of that certain Employment Agreement, dated September 11, 2012, between the Corporation and the CEO, as the same may be amended from time to time in accordance with its terms (the “Employment Agreement”).  Subject to the Employment Agreement, the Committee shall also determine the number of shares of Common Stock to be subject to each such Award; the type of Options (ISO or NSO); the duration of each Option; the exercise price under each Option; the time or times within which (during the term of the Option) all or portions of each Option may be exercised; whether cash, Common Stock, Options or other property may be accepted in full or partial payment upon exercise of an Option; the terms of the RSUs; the restrictions to be imposed on shares of Restricted Stock; whether shares of Restricted Stock shall be granted or sold; and any other terms and conditions of such Awards. In making such determinations, the Committee may take into account the nature of the services rendered by the CEO, his present and potential contributions to the Corporation’s success and such other factors as the Committee in its discretion shall deem relevant.

4.                                      Common Stock

The total number of shares of Common Stock that may be subject to Awards (including ISOs) under the Plan shall be 1,100,000 shares. Such total number of shares shall be adjusted in accordance with the provisions of Section 12 hereof, and a share of Common Stock subject to an Option shall only be counted once. Such shares may be either authorized but unissued shares or reacquired shares. In the event that (a) any Option granted under the Plan is exercised, expires unexercised or is terminated, surrendered or canceled without being exercised or settled, in whole or in part, for any reason, (b) any RSU granted under the Plan is exercised, expires unexercised or is terminated, surrendered or canceled without being exercised, in whole or in part, for any reason, or (c) any Restricted Stock granted under the Plan vests or is forfeited or reacquired by the Corporation in connection with the violation of any restrictions imposed upon such shares pursuant to the Plan or by redemption, then the number of shares of Common Stock theretofore subject to such Option, RSU, or constituting such Restricted Stock, or the unexercised, terminated, surrendered, forfeited, canceled or reacquired portion thereof, shall not be subject to future Awards under the Plan, and the total number of shares subject to Awards under the Plan shall be correspondingly reduced.

5.                                      Options

The following provisions shall apply to each Option granted to the CEO:

a.             Options may be granted to the CEO at any time and from time to time as shall be determined by the Committee. The Committee shall have complete discretion in determining the number of shares of Common Stock subject to Options granted to the CEO. The Committee may grant any type of Option to purchase Common Stock that is permitted by law at the time of the grant, including ISOs. Unless otherwise expressly provided at the time of grant, Options granted under the Plan will not be ISOs.

b.             Each Option shall be evidenced by a written agreement specifying the type of Option granted, the Option exercise price, the terms for payment of the exercise price, the duration of the Option, and the number of shares of Common Stock to which the Option pertains (the “Option Agreement”). An Option Agreement may also contain a vesting schedule, a noncompetition agreement, a confidentiality provision, provisions for forfeiture in the event of termination of the employment of the CEO and such restrictions and conditions and other terms as the Committee shall determine. Notwithstanding the foregoing, to the extent the Employment Agreement contains provisions regarding vesting, noncompetition, confidentiality and forfeiture, such provisions of the Employment Agreement shall be deemed incorporated into the Option Agreement and, in the event of any conflict between the Option Agreement and the Employment Agreement, or between this Plan and the Employment Agreement, the Employment Agreement shall control.  Option Agreements need not be identical.

6.                                      Required Terms and Conditions of ISOs

The provisions of each ISO granted to the CEO under this Section 6 shall be interpreted in a manner consistent with Code Section 422 and with all Regulations issued thereunder. Each ISO granted to the CEO shall be in such form and subject to such restrictions and conditions and other terms as the Committee may determine at the time of grant, subject to the general provisions of the Plan, Code Section 422, the applicable Option Agreement and the following specific rules:

a.             Exercise Price. Except as otherwise provided, the per share exercise price of each ISO shall be at least 100% of the Fair Market Value of the Common Stock at the date such ISO is granted, provided that in the case of an ISO granted to the CEO who at the time of grant directly or indirectly owns (as defined in Section 424(d)) stock of the Corporation or its parent or subsidiaries possessing more than 10% of the total combined voting power of all classes of stock of any such corporation, the exercise price shall be at least 110% of the Fair Market Value of the Common Stock subject to the ISO at the time such ISO is granted and the ISO by its terms shall not be exercisable after the expiration of five years from the date the ISO is granted. In no event may the exercise price be less than the par value of the Common Stock subject to such ISO.

b.             Maximum Term. Subject to earlier termination as provided in Section 8, each ISO shall expire 10 years from the date it is granted, except as otherwise provided in subsection (a) above.

c.             Time of Exercise. The Committee shall specify in the Option Agreement, at the time each ISO is granted, the duration of each ISO and the time or times within which (during the term of the ISO) all or portions of each ISO may be exercised, except to the extent that other terms of exercise are specifically provided by other provisions of the Plan or by the Employment Agreement.

d.             Value of Shares. The aggregate Fair Market Value (determined at the time of grant) of Common Stock with respect to which ISOs are exercisable for the first time (vesting) by the CEO during any calendar year (under all option plans of the Corporation or of a corporation which, at the time such ISO was granted, is a parent or subsidiary of the Corporation, or is a predecessor corporation of any such corporation) shall not exceed $100,000. If the aggregate Fair Market Value (determined at the time of grant) of the stock subject to an Option, which first becomes exercisable in any calendar year and during this period exceeds the limitation of this subsection, so much of the Option that does not exceed the applicable dollar limit shall be an ISO and the remainder shall be an NSO; but in all other respects, the original Option Agreement shall remain in full force and effect.

7.             Required Terms and Conditions of NSOs

Each NSO granted to the CEO shall be in such form and subject to such restrictions and conditions and other terms as the Committee may determine at the time of grant, subject to the general provisions of the Plan, the applicable Option Agreement (which must be consistent with the Employment Agreement), and the following specific rules:

a.             Exercise Price. The number of shares of Common Stock subject to each NSO and the per share exercise price of each NSO shall be determined by the Committee at the time the NSO is granted, provided that such exercise price shall not be less than 100% of the Fair Market Value of the Common Stock on the date the NSO is granted. In no event may the exercise price be less than the par value of the Common Stock subject to such NSO.

b.             Maximum Term. Subject to earlier termination as provided in Sections 8 and 12, each such NSO shall expire ten (10) years after the date of grant.

c.             Time of Exercise. The Committee shall specify in the Option Agreement at the time each NSO is granted, the duration of each NSO and the time or times within which (during the term of the NSO) all or portions of each NSO many be exercised, except to the extent that other terms of exercise are specifically provided by other provisions of the Plan or the Employment Agreement.

8.                                      Expiration of Options; Termination of Employment, Disability or Death, or Retirement and Expiration of Restrictions upon Occurrence of Specified Events

a.             General Rule. Except with respect to Options expiring pursuant to subsection 8(c) or (d) below, each Option granted to the CEO shall, unless sooner expired pursuant to subsection 12(b) below, expire on the expiration date or dates set forth in the applicable Option Agreement or the Employment Agreement. Each Option expiring pursuant to subsection 8(c) or (d) below shall expire on the date set forth in subsection 8(c) or (d) notwithstanding any restrictions and conditions that may be contained in the CEO’s Option Agreement.

b.             Expiration upon Termination of Employment. Except as provided in the Employment Agreement or subsections 8(c) or (d) below, the Option Agreement shall provide that the Options shall expire twelve (12) months following the effective date of termination of the CEO’s employment with the Corporation or, if earlier, the maximum term of the Options.

c.             Expiration upon Disability or Death. If the employment of the CEO with the Corporation and its subsidiaries terminates by reason of disability (as determined pursuant to the Employment Agreement) or death, his unexpired Options or portions thereof, if any, held on the date of such termination that would expire pursuant to the terms of his Option Agreement during the 12-month period commencing on the date of disability or death, shall expire on the last day of such 12-month period. During such 12-month period, any such Option or portion thereof referred to in the preceding sentence may be exercised by the CEO, or the person specified in Section 9, with respect to the same number of shares and in the same manner and to the same extent as if the CEO had continued as a full-time employee of the Corporation or its subsidiaries during such 12-month period. Any unexpired Option or portion thereof held by the CEO on the date of disability or death that would expire pursuant to the terms of his Option Agreement on a date more than 12 months after the date of disability or death, shall expire unexercised on the date of disability or death.

d.             Expiration upon Retirement. If the employment of the CEO with the Corporation terminates after age 65 his Option shall expire on the earlier of the applicable expiration date or dates set forth in the applicable Option Agreement(s), or the date twelve (12) months following the date of such retirement. If the CEO who has so retired dies prior to exercising in full an Option that has not expired pursuant to the preceding sentence, then notwithstanding the preceding sentence, such Option shall remain exercisable for the period ending 12 months following the date of the CEO’s retirement.

e.             During the period commencing on the date of retirement or death, as the case may be, and ending on the applicable later expiration date, the Options may be exercised by the CEO, or the person specified in Section 9, with respect to the same number of shares and in the same manner and to the same extent as if the CEO had continued as a full-time employee of the Corporation during such period.

9.                                      Method of Exercise of Options

Any Option granted under the Plan may be exercised by the CEO, by a legatee or legatees of such Option under the CEO’s last will, by his executors, personal representatives or distributees, by delivering to the Secretary of the Corporation written notice of the number of shares of Common Stock with respect to which the Option is being exercised, accompanied by full payment to the Corporation of the exercise price of the shares being purchased under the Option, and by satisfying all other conditions provided for in the Plan.  The exercise price of Common Stock upon exercise of any Option by the CEO shall be paid in full (i) in cash, (ii) in currently held Common Stock valued at its Fair Market Value on the date of exercise, (iii) in cash by a broker-dealer to whom the holder of the Option has submitted an exercise notice consisting of a fully endorsed Option, (iv) by directing the Corporation to withhold such number of shares of Common Stock otherwise issuable upon exercise of such Option having an aggregate Fair Market Value on the date of exercise equal to the exercise price of the Option, or (v) by such other medium of payment as the Committee, in its discretion, shall authorize, or by any combination of (i), (ii), (iii) and (iv), or in any manner provided in the Option Agreement. In the case of payment pursuant to (ii), (iii) or (iv) above, the CEO’s election must be made on or prior to the date of exercise of the Option and must be irrevocable. In lieu of a separate election governing each exercise of an Award, the CEO may file a blanket election which shall govern all future exercises of Awards until revoked by the CEO. The Corporation shall issue, in the name of the CEO (or, if applicable, the legatee(s), executor(s), personal representative(s), or distributee(s) of a deceased CEO, or the assignee(s) as provided in Section 14), stock certificates representing the total number of shares of Common Stock issuable pursuant to the exercise of any Option as soon as reasonably practicable after such exercise, provided that any Common Stock purchased by the CEO through a broker-dealer pursuant to clause (iii) above shall be delivered to such broker-dealer in accordance with 17 CFR §220.3(e)(4).

10.                               Form of Restricted Stock Unit Award

a.             All awards of restricted stock units made pursuant to this Plan will be evidenced by a restricted stock unit agreement and will comply with and be subject to the terms and conditions of this Plan.

b.             Terms of Restricted Stock Unit Awards.  Except as provided in the Employment Agreement, restricted stock units (RSUs) shall be subject to such terms and conditions as the Committee may impose.  These terms and conditions may include restrictions based upon completion of a specified period of service with the Company, or upon completion of the performance goals as set out in advance in the CEO’s individual RSU agreement.  Prior to the grant of an RSU award, the Committee shall:  (a) determine the nature, length and starting date of any performance period for the RSU; (b) select from among the performance factors to be used to measure performance goals, if any; and (c) determine the number of shares of Common Stock that may be awarded to the CEO pursuant to such RSU.  Prior to the issuance of any shares of Common Stock pursuant to any restricted stock unit, the Committee shall determine the extent to which performance goals have been met.  Performance periods may overlap and the CEO may participate simultaneously with respect to RSUs that are subject to different performance periods and have different performance goals and other criteria.

c.             Termination During Performance Period.  In the event the CEO’s employment terminates during a performance period for any reason, then the CEO will be entitled to payment (whether in shares of Common Stock, cash or otherwise, at the Committee’s sole discretion) with respect to the RSUs to the extent performance goals are met as of the date of termination of the CEO’s employment in accordance with the RSU agreement, unless the Employment Agreement mandates a different result.

d.             Form and Timing of Settlement of Restricted Stock Units.  Settlement of RSUs shall be made as soon as practicable, and in no event later than ten (10) weeks, after vesting and/or the expiration of the applicable performance period.  The Committee, in its sole discretion, may settle RSUs in the form of cash, in shares of Common Stock (which have an aggregate Fair Market Value equal to the value of the earned RSUs), or in a combination thereof.

11.                               Restricted Stock Awards

a.             Grant of Restricted Stock.  The Committee may from time to time cause the Corporation to grant, or sell for such amount of cash, Common Stock or such other consideration as the Committee deems appropriate on the date of grant or sale), shares of Restricted Stock under the Plan to the CEO, and subject to the general provisions of the Plan and the Employment Agreement (which shall govern in the case of any inconsistencies), the applicable Restricted Stock Agreement, and the following specific rules.

b.             Restricted Stock Agreements. Shares of Restricted Stock issued to the CEO under the Plan shall be governed by a Restricted Stock Agreement which shall specify whether the shares of Restricted Stock are granted or sold to the CEO, repurchase rights and duties and such other provisions, and the terms of such Restricted Stock Agreement shall be consistent with the Employment Agreement.

c.             Issuance of Restricted Stock. The Corporation shall issue, in the name of the CEO, stock certificates representing the total number of shares of Restricted Stock granted or sold to the CEO, as soon as may be reasonably practicable after such grant or sale, which shall be held by the Secretary of the Corporation as provided in subsection (g) hereof.

d.             Rights of Stockholders. Subject to the provisions of subsections (c) and (e) hereof and subsection 13(b), the CEO receiving a grant of or purchasing Restricted Stock shall thereupon be a stockholder with respect to all of the shares represented by such certificate or certificates and shall have the rights of a stockholder with respect to such shares, including the right to vote such shares and to receive dividends and other distributions paid with respect to such shares.

e.             Restrictions; Forfeiture or Resale. Any share of Restricted Stock granted to the CEO pursuant to the Plan shall be forfeited, and any share of Restricted Stock sold to the CEO pursuant to the Plan shall, at the Corporation’s option, be resold to the Corporation for an amount equal to the value of the cash and/or property paid therefor, and, in either case, such shares shall revert to the Corporation, if (i) so required by the Employment Agreement or (ii) there occurs a violation of any provision of the applicable Restricted Stock Agreement; provided, that in the event of any conflict between the Restricted Stock Agreement and the Employment Agreement, the Employment Agreement shall control. The Corporation shall exercise its right to require a forfeiture, and exercise its right to require a resale, of Restricted Stock pursuant to this subsection (e), by giving notice to the CEO at any time within the 30-day period following an event which triggers a forfeiture.  Upon receipt of such notice, the Secretary of the Corporation shall promptly cancel shares of Restricted Stock that are forfeited or resold to the Corporation, and the Corporation shall make payment therefor, if applicable, as soon as reasonably practicable after the date of said surrender.

f.             Acceleration. The Committee, in its discretion, shall have the power to accelerate the date on which the restrictions of this Section 11 or contained in any Restricted Stock Agreements shall lapse with respect to any or all shares of Restricted Stock granted or sold under the Plan that have been outstanding for at least one year.

g.             Restricted Stock Certificates. The Secretary of the Corporation shall hold the certificate or certificates representing shares of Restricted Stock issued under the Plan on behalf of the CEO, whether by grant or sale, until such time as the Restricted Stock is forfeited, resold to the Corporation, or the restrictions lapse.

h.             Section 83(b) Election.  It shall be the sole responsibility of the CEO and his personal legal or tax advisors to complete and file any election under Section 83(b) of the Code with respect to any Restricted Stock Agreement or other Award under the Plan, and to ascertain whether any such election shall be made.  The CEO is solely relying upon his legal and/or tax advisors in connection with the tax treatment of any Awards under the Plan.

12.                               Adjustments

a.             Appropriate adjustment in the maximum number of shares of Common Stock issuable pursuant to the Plan, the number of shares subject to Awards under the Plan, the exercise price with respect to Options, in the reasonable discretion of the Committee, shall be made to give effect to any increase or decrease in the number of shares of issued Common Stock resulting from a subdivision or consolidation of shares whether through reorganization, recapitalization, stock split, reverse stock split, spin-off, split-off, spin-out, or other distribution of assets to stockholders, stock distributions or combination of shares, assumption and conversion of outstanding Awards due to an acquisition by the Corporation of the stock or assets of any other corporation, payment of stock dividends, other increase or decrease in the number of such shares outstanding effected, without receipt of consideration by the Corporation, or any other occurrence for which the Committee determines an adjustment is appropriate. Without limiting the generality of the foregoing provisions of this paragraph, any such adjustment shall be deemed to have prevented any dilution and enlargement of the CEO’s rights, if the CEO receives in any such adjustment rights that are substantially similar (after taking into account the fact that the CEO has not paid the applicable exercise price) to the rights the CEO would have received had he exercised his outstanding Awards, and become a stockholder of the Corporation immediately prior to the event giving rise to such adjustment. Adjustments under this paragraph shall be made by the Committee whose decision as to the amount and timing of any such adjustment shall be conclusive and binding on all persons.

b.             In the case of dissolution of the Corporation, (i) every Option granted to the CEO outstanding hereunder shall terminate notwithstanding any restrictions and conditions that may be contained in his Option Agreement and (ii) the restrictions and conditions on Restricted Stock and RSUs held by the CEO shall lapse and he shall have all the rights of a stockholder with respect to participation in the dissolution.  The CEO shall have 30 days prior written notice of such event, during which time he shall have a right, subject to subsection 6(b), to exercise his partly or wholly unexercised Option (without regard to installment exercise limitations, if any).

c.             In the event of any proposed Change of Control, as defined under the Employment Agreement, the Committee shall take such action as it deems appropriate and equitable to effectuate the purposes of this Plan, which action may include, without limitation, any one or more of the following, provided such action is in compliance with Code Section 409A if applicable:  (i) acceleration or change of the exercise and/or expiration dates of any Award to require that exercise be made, if at all, prior to the Change of Control; (ii) cancellation of any Award upon payment to the holder in cash of the fair market value of the Common Stock subject to such Award as of the date of (and, to the extent applicable, as established for purposes of) the Change of Control, less the aggregate exercise price, if any, of the Award; and (iii) in any case where equity securities of another entity are proposed to be delivered in exchange for or with respect to Stock of the Company, arrangements to have such other entity replace the Awards granted hereunder with awards with respect to such other securities, with appropriate adjustments in the number of shares subject to, and the exercise prices under, the Award.

d.             On the basis of information known to the Corporation, the Committee shall make all determinations relating to the applicability and interpretation of this Section 12, and all such determinations shall be conclusive and binding.

13.                               Terms and Conditions of Awards

a.             The CEO shall agree to such restrictions and conditions and other terms in connection with the exercise of an Option or the grant of RSUs or grant or sale of Restricted Stock, including restrictions and conditions on the disposition of the Common Stock acquired upon the exercise, grant or sale thereof, as are consistent with the Employment Agreement. The Committee, in its discretion, shall have the power to accelerate the dates for exercise of any or all Options, or the vesting of any RSUs or Restricted Stock, any part thereof, granted to the CEO under the Plan.

The certificates delivered to the CEO or to the Secretary of the Corporation evidencing the shares of Common Stock acquired upon exercise of an Option may, and in the case of a grant or a sale of Restricted Stock to the CEO or shares delivered upon maturity, shall, bear a legend referring to the restrictions and conditions and other terms contained in the respective Option Agreement or Restricted Stock Agreement and the Plan. If requested to do so by the Committee at the time of exercise of an Option, sale of Restricted Stock, the CEO shall execute a written instrument stating that he is purchasing the Common Stock for investment and not with any present intention to sell the same.

b.             The obligation of the Corporation to sell and deliver Common Stock under the Plan shall be subject to all applicable laws, Regulations, rules and approvals, including, but not by way of limitation, the effectiveness of a registration statement under the Securities Act of 1933, if deemed necessary or appropriate by the Committee, of the Common Stock, Options, RSUs and other securities reserved for issuance or that may be offered under the Plan. The CEO shall have no rights as a stockholder with respect to any shares covered by an Option granted to, or exercised by, him until the date of delivery of a stock certificate to him for such shares, or with respect to Restricted Stock granted or sold to him, until the date of delivery of a stock certificate representing such Restricted Stock to the Secretary of the Corporation on his behalf. No adjustment other than pursuant to Section 12(a) hereof shall be made for dividends or other rights for which the record date is prior to the date such stock certificate is delivered.

14.                               Nontransferability

Except as provided in subsection 12(b) (ii), or in connection with unrestricted Common Stock issued pursuant to an Award, Awards granted under the Plan and any rights and privileges pertaining thereto may not be transferred, assigned, pledged or hypothecated in any manner, by operation of law or otherwise, other than by will or by the laws of descent and distribution and shall not be subject to execution, attachment or similar process. The granting of an Option or RSU shall impose no obligation upon the CEO to exercise such Option or RSU.

15.                               Indemnification of the Committee

In addition to such other rights of indemnification as they may have as members of the Board, or as members of the Committee, or as its delegatees, the members of the Committee and its delegatees shall be indemnified by the Corporation against (a) the reasonable expenses (as such expenses are incurred), including attorneys’ fees actually and necessarily incurred in connection with the defense of any action, suit or proceeding (or in connection with any appeal therein), to which they or any of them may be a party by reason of any action taken or failure to act under or in connection with the Plan, any Option or RSU granted hereunder or any grant or sale of shares of Restricted Stock; and (b) against all amounts paid by them in settlement thereof (provided such settlement is approved by independent legal counsel selected by the Corporation) or paid by them in satisfaction of a judgment in any such action, suit or proceeding, except in relation to matters as to which it shall be adjudged in such action, suit or proceeding that such Committee member or delegatee is liable for gross negligence or misconduct in the performance of his or her duties; provided that within 60 days after institution of any such action, suit or proceeding a Committee member or delegatee shall in writing offer the Corporation the opportunity, at its own expense, to handle and defend the same.

16.                               No Contract of Employment

Neither the adoption of the Plan nor the grant of any Award shall be deemed to obligate the Corporation or any subsidiary to continue the employment or service of the CEO for any particular period, nor shall the granting of an Award constitute a request or consent to postpone the retirement date of the CEO.

17.                               Termination and Amendment of Plan

a.             No ISOs shall be granted under the Plan more than ten years after the first to occur of (i) the date the Plan was adopted by the Board, or (ii) the date the Plan was approved by the stockholders of the Corporation. The Board may at any time terminate, suspend or modify the Plan, without the authorization of stockholders, to the extent permitted by law, Regulation or stock exchange requirements, and with respect to ISOs, Section 422 and Regulations issued thereunder.

b.             No termination, suspension or modification of the Plan shall adversely affect any right acquired by the CEO under an Award granted before the date of such termination, suspension or modification, unless the CEO shall consent in writing. If the CEO is a member of the Board, he shall be without vote on any proposed amendment to the Plan, or on any other matter which might affect that member’s individual interest under the Plan.

18.                               Execution Date of Plan

The Plan shall become effective on the date of its adoption by the Board. If the Plan is not approved by the holders of a majority of the shares of common stock of the Corporation within 12 months before or after the date of adoption of the Plan by the Board, each ISO granted hereunder shall, in the discretion of the Board, either become null or void and of no effect, or shall be converted to an NSO, with the same date of grant and exercise price as was applicable to the ISO immediately prior to the date of conversion.

19.                               Withholding Taxes

Whenever the Corporation proposes or is required to issue or transfer shares of Common Stock to the CEO under the Plan, the Corporation shall have the right to require the CEO to remit to the Corporation an amount sufficient to satisfy all federal, state and local withholding tax requirements prior to the delivery of any certificate or certificates for such shares. If such certificates have been delivered prior to the time a withholding obligation arises, the Corporation shall have the right to require the CEO to remit to the Corporation an amount sufficient to satisfy all federal, state or local withholding tax requirements at the time such obligation arises and to withhold from other amounts payable to the CEO, as compensation or otherwise, as necessary. Whenever payments under the Plan are to be made to the CEO in cash, such payments shall be net of any amounts sufficient to satisfy all federal, state and local withholding tax requirements. In connection with an Award in the form of shares of Common Stock, the CEO may elect to satisfy his tax withholding obligation incurred with respect to the date of taxation (the “Taxable Date”) of the Award by (a) directing the Corporation to withhold a portion of the shares of Common Stock otherwise distributable to the CEO, or (b) by transferring to the Corporation a certain number of shares (either subject to a Restricted Stock Award or previously owned), such shares being valued at the Fair Market Value thereof on the Taxable Date. Notwithstanding any provisions of the Plan to the contrary, the CEO’s election pursuant to the preceding sentence (a) must be made on or prior to the Taxable Date with respect to such Award, and (b) must be irrevocable. In lieu of a separate election on each Taxable Date of an Award, the CEO may make a blanket election with the Committee that shall govern all future Taxable Dates until revoked by the CEO. If the CEO purchases shares of Common Stock in connection with the exercise of an ISO  and disposes of such shares within two years of the date such ISO was granted or within one year of such exercise (a “disqualifying disposition”), he shall notify the Corporation of such disposition and remit an amount necessary to satisfy applicable withholding requirements including those arising under federal income tax laws. If the CEO does not remit such amount, the Corporation may withhold all or a portion of any salary then or in the future owed to the CEO as necessary to satisfy such requirements. Taxable Date means the date the CEO recognizes income with respect to an Award under the Code or any applicable state income tax law.

20.                               Governing Law

The Plan and all agreements hereunder, shall be construed in accordance with and governed by the laws of the State of Delaware, Internal Revenue Code Sections 409A and 83 and, in the case of ISOs, Code Section 422 and Treasury Regulations issued thereunder.

21.                               Definitions

“Fair Market Value” as of a given date for all purposes of the Plan and any Option Agreement, RSU Agreement or Restricted Stock Agreement, means (a) if the Common Stock is listed on a national securities exchange, the trading closing price of the Common Stock on the Composite Tape for the trading day immediately preceding such given date; (b) if the Common Stock is traded on an exchange or market in which prices are reported on a bid and asked price, the average of the mean between the bid and the asked price for the Common Stock at the close of trading for the trading day immediately preceding such given date; and (c) if the Common Stock is not listed on a national securities exchange nor traded on the over-the-counter market, such value as the Committee, in good faith, shall determine. Notwithstanding any provision of the Plan to the contrary, no determination made with respect to the Fair Market Value of Common Stock subject to an ISO or an NSO shall be inconsistent with Code Sections 422 and 409A and regulations there under.

22.                               Successors

In the event of a sale of substantially all of the assets of the Corporation, or a merger, consolidation or share exchange involving the Corporation, all obligations of the Corporation under the Plan with respect to Awards granted hereunder shall be binding on the successor to the transaction. Employment of the CEO with such a successor shall be considered employment or service with the Corporation for purposes of the Plan.

23.                               Notices

Notices given pursuant to the Plan shall be in writing and shall be deemed received when personally delivered or five days after mailed by United States registered or certified mail, return receipt requested, addressee only, postage prepaid. Notice to the Corporation shall be directed to:

LodgeNet Interactive Corporation, 3900 West Innovation Street, Sioux Falls, South Dakota  57107.  Attn: General Counsel